CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for The Integrity Funds, comprising Williston Basin/Mid-North American Stock Fund, Integrity Growth & Income Fund, and Integrity High Income Fund, we hereby consent to all references to our firm included in or made a part of this Prospectus and Statement of Additional Information to The Integrity Funds' Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
April 28, 2010